Exhibit 99.2

On November 12, 2014, Egalet Corporation (the “Company”) held a conference call to discuss the Company’s financial results for the quarter ended September 30, 2014, as previously announced by the Company.  The following are excerpts from the conference call:

•                                          Technology transfer has been completed and the Company is now able to produce Egalet-002 at its Halo manufacturing here in the U.S.  The Company is working on process optimization in preparation for the manufacturing of Egalet-002 for its Phase 3 trials.

•                                          Additional work is being done on the Company’s Category 3 abuse-deterrence studies for Egalet-001, from which it expects to have data in the first half of 2015.

•                                          The Company anticipates results from its Category 3 abuse-deterrence studies for Egalet-002 in mid-2015.

•                                          The Company is continuing to engage in a dialogue with the FDA regarding the structuring of its Tier 3 studies to further explore the characteristics of the Company’s technology.

•                                          The Company continues to plan its Phase 3 efficacy program for Egalet-001, but believes that a bioequivalence path is still a possibility.  The Company is making clinical trial materials and continuing to optimize its process development activities at Halo.